As filed with the Securities and Exchange Commission on May 24, 2023

Registration No. 333-188594

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

QUAKER CHEMICAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	23-0993790
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

901 E. Hector Street

Conshohocken, Pennsylvania 19428

(Address of principal executive offices)

(Zip Code)

(610) 832-4000

(Registrant’s telephone number, including area code)

QUAKER HOUGHTON

2023 DIRECTOR STOCK OWNERSHIP PLAN

(Full title of the plan)

Robert T. Traub

Senior Vice President, General Counsel and Corporate Secretary

Quaker Chemical Corporation

901 E. Hector Street

Conshohocken, Pennsylvania 19428-2380

(Name and address of agent for service)

(610) 832-4000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

Quaker Chemical Corporation (the “Registrant”) registered 75,000 shares of its common stock, $1.00 par value per share (“Common Stock”) (including associated stock purchase rights, which were available at the time of registration), for issuance under the Quaker Chemical Corporation 2013 Director Stock Ownership Plan (the “2013 Plan”) pursuant to Registration Statement No. 333-188594 on Form S-8 filed with the Securities and Exchange Commission on May 14, 2013 (the “Registration Statement”). Upon shareholder approval of the Quaker Houghton 2023 Director Stock Ownership Plan (the “2023 Plan”) at the Registrant’s annual meeting of shareholders on May 10, 2023, the 2023 Plan replaced the 2013 Plan, and no further awards will be made under the 2013 Plan.

This Post-Effective Amendment No. 1 to Form S-8 Registration Statement is being filed to deregister the 65,747 shares of Common Stock that have not been issued and are not subject to issuance pursuant to outstanding awards under the 2013 Plan as of the date of this Post-Effective Amendment No. 1. Accordingly, the Registrant hereby withdraws these 65,747 shares of Common Stock from registration under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Conshohocken, Commonwealth of Pennsylvania on May 24, 2023.

QUAKER CHEMICAL CORPORATION
Registrant

By:	/s/ ANDREW E. TOMETICH

Andrew E. Tometich
Director, Chief Executive Officer and President

Date: May 24, 2023

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Capacity	Date

/s/ ANDREW E. TOMETICH	Chief Executive Officer and President	May 24, 2023
Andrew E. Tometich	Principal Executive Officer and Director

/s/ SHANE W. HOSTETTER	Senior Vice President, Chief Financial Officer	May 24, 2023
Shane W. Hostetter	Principal Financial Officer

/s/ DAVID A. WILL	Vice President, Chief Accounting Officer	May 24, 2023
David A. Will	Principal Accounting Officer

/s/ MICHAEL F. BARRY	Director, Non-Executive Chair of the Board	May 24, 2023
Michael F. Barry

/s/ CHARLOTTE C. DECKER	Director	May 24, 2023
Charlotte C. Decker

/s/ MARK A. DOUGLAS	Director	May 24, 2023
Mark A. Douglas

/s/ JEFFRY D. FRISBY	Director	May 24, 2023
Jeffry D. Frisby

/s/ WILLIAM H. OSBORNE	Director	May 24, 2023
William H. Osborne

/s/ FAY WEST	Director	May 24, 2023
Fay West

/s/ SANJAY HINDUJA	Director	May 24, 2023
Sanjay Hinduja

/s/ RAMASWAMI SESHASAYEE	Director	May 24, 2023
Ramaswami Seshasayee

/s/ MICHAEL SHANNON	Director	May 24, 2023
Michael Shannon